UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2021

WAVE SYNC CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

(852) 98047102

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2021, Wave Sync Corp. (the “Company”) entered into a stock sale and purchase agreement (the “Agreement”) with Terry Chu (the “Buyer”), pursuant to which the Company sold to Buyer (the “Disposal Transaction”) EGOOS Mobile Technology Company Limited, a British Virgin Islands corporation (“EGOOS”) and wholly-owned subsidiary of the Company, for an aggregate purchase price of $1.00 via selling all of EGOOS’ issued and outstanding share capital. Before their entry into the Agreement, no material relationship existed between the Company and the Buyer, on one hand, and EGOOS and the Buyer on the other hand. On December 30, 2021, the Company and Buyer consummated the Disposal Transaction set forth in the Agreement and as a result the Company completely disposed its legacy audio bank card business in the People’s Republic of China, which has ceased its meaningful operations since 2019.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Stock Sale and Purchase Agreement dated December 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2022	WAVE SYNC CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer

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